Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact

Jim Zeumer

404-978-6434

PULTEGROUP ANNOUNCES BRANDON JONES, SENIOR VICE PRESIDENT – FIELD

OPERATIONS, TO LEAVE THE COMPANY

ATLANTA, December 16, 2022 – PulteGroup, Inc. (NYSE: PHM), the nation’s third largest homebuilder, announced today that Brandon Jones, Senior Vice President - Field Operations, has been terminated and will leave the Company effective immediately.

Mr. Jones’ departure follows an independent investigation that determined he had violated the Company’s Code of Ethical Business Conduct.

PulteGroup President and Chief Executive Officer Ryan Marshall will assume Mr. Jones’ responsibilities on an interim basis.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

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